Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-269416 on Form S-11 of our report dated March 14, 2024 relating to the financial statements of Cohen & Steers Income Opportunities REIT, Inc., appearing in the Prospectus Supplement No. 4, which is part of this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York
March 14, 2024